UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2018 (June 15, 2018)
___________________
RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)
___________________

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300,
Farmington Hills, Michigan, 48334
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 350-9900

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.
To the extent required, the information included in Item 5.02 of this Current Report on Form 8-K (this "Report") is hereby incorporated by reference into this Item 1.02.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Brian Harper
As previously disclosed in a Current Report on Form 8-K filed by Ramco-Gershenson Properties Trust (the “Trust”) with the Securities and Exchange Commission on April 12, 2018 (the “Initial 8-K”), the Trust’s Board of Trustees (the “Board”) selected Brian Harper (“Harper”) as successor President and Chief Executive Officer of the Trust. Harper’s appointment became effective on June 15, 2018 (the “Harper Start Date”). Harper was appointed to the Board on the Harper Start Date, and he will serve as a member of the Board’s Executive Committee.

Prior to joining the Trust, Harper served as Chief Executive Officer of Rouse Properties where he also served as the Chief Operating Officer from April 2015 to July 2016 and served as Executive Vice President of Leasing and Marketing as well as Executive Vice President of Leasing and Acquisitions from January 2012 to April 2015. Harper previously was the Senior Vice President of Leasing for General Growth Properties.

Harper, 42 years old, has over 18 years of experience in the retail real estate industry, and brings significant expertise in real estate operations, redevelopment and site densification as well as strong relationships with leading retailers. He has won several awards, including Chain Store Age’s 10 Under 40 in Real Estate. Harper holds a Bachelor’s degree from the University of Kansas.

Harper’s knowledge of and experience in the retail real estate industry and his appointment as President and Chief Executive Officer of the Trust led the Nominating and Governance Committee of the Board to conclude that Harper should serve as a member of our Board.

There was no understanding or arrangement between Harper and any other person pursuant to which Harper was selected as an officer or director. There are no family relationships between Harper and any member of the Board or executive officer of the Trust, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The terms of the employment agreement between the Trust and Harper, entered into on April 4, 2018 (the “Harper Employment Agreement”), were previously disclosed in the Initial 8-K, and such disclosure is incorporated herein by reference. The Harper Employment Agreement provided that Harper was to receive inducement awards under the Ramco-Gershenson Properties Trust Inducement Incentive Plan, including (i) 176,195 restricted common shares of beneficial interest that will vest in equal installments on the first three anniversaries of the grant date and (ii) 371,966 performance shares (at target) that will vest on March 1, 2021. The performance shares will have the same terms as the Trust’s 2018 grant of performance shares to other executives, but will be based on the Trust’s total shareholder return compared to the total shareholder return for the members of the Trust’s peer group for the period from the grant date through December 31, 2020. Threshold performance (50%) will be at the 33rd percentile of the peer group; target performance (100% payout) will be at the 50th percentile of the peer group; and maximum performance (200% payout) will be at the 90th percentile of the peer group. These inducement awards were granted to Harper on the Harper Start Date.

In connection with Harper’s appointment on June 15, 2018, the Trust provided Mr. Gershenson with written notice of the termination of the amended and restated employment agreement between the Trust and Mr. Gershenson dated as of April 26, 2017. Mr. Gershenson will cease to be employed by the Trust on July 1, 2018.

Appointment of Michael Fitzmaurice
On June 15, 2018, the Trust announced that the Board will appoint Michael Fitzmaurice (“Fitzmaurice”) as the Executive Vice President, Chief Financial Officer and Secretary of the Trust, effective June 18, 2018 (the “Fitzmaurice Start Date”). A copy of the Trust’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Michael Fitzmaurice, 39, was employed with Retail Properties of America, Inc. as Senior Vice President of Finance from September 2017 to June 2018, Vice President of Capital Markets & Investor Relations from January 2017 to September 2017 and Vice President of Finance from August 2012 to January 2017. Prior to Retail Properties of America, Inc., Fitzmaurice spent 11 years at General Growth Properties in various finance, capital markets and accounting roles. In addition, Fitzmaurice spent two years with Equity Office Properties as a Manager with the Investments/Due Diligence team. Fitzmaurice received his B.S. in finance from the University of Illinois at Chicago.

There was no understanding or arrangement between Fitzmaurice and any other person pursuant to which Fitzmaurice was selected as an officer. There are no family relationships between Fitzmaurice and any member of the Board or executive officer of the Trust, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 2, 2018, the Trust and Fitzmaurice entered into a written agreement concerning Fitzmaurice’s employment with the Trust (the “Fitzmaurice Employment Agreement”). Pursuant to the instruction to Paragraph (c) of Item 5.02 of Form 8-K, the Trust chose to delay disclosing the appointment of Fitzmaurice, as well as the existence and material terms of the Fitzmaurice Employment Agreement, until the day on which the Trust announced Fitzmaurice’s appointment, the date of this Report. The Fitzmaurice Employment Agreement provides that Fitzmaurice will receive (1) a $450,000 annual base salary; (2) participation in the Trust’s Short Term Incentive Plan (“STIP”) with a target award no less than 75% of annual base salary; (3) participation in the Trust’s Long Term Incentive Plan (“LTIP”) beginning in 2019, with a target award no less than $600,000 and (4) inducement awards under the Ramco-Gershenson Properties Trust Inducement Incentive Plan, which include (i) 25,571 restricted common shares of beneficial interest that will vest in equal installments on the first three anniversaries of the grant date and (ii) 25,571 performance shares (at target) that will vest on March 1, 2021. The performance shares will have the same terms as the Trust’s 2018 grant of performance shares to other executives, but will be based on the Trust’s total shareholder return compared to the total shareholder return for the members of the Trust’s peer group for the period from the grant date through December 31, 2020. Threshold performance (50%) will be at the 33rd percentile of the peer group; target performance (100% payout) will be at the 50th percentile of the peer group; and maximum performance (200% payout) will be at the 90th percentile of the peer group. Fitzmaurice will receive other perquisites, such as paid vacation, and health and insurance benefits, generally consistent with those provided to other Trust executive officers. On the Fitzmaurice Start Date, Fitzmaurice will receive a cash starting bonus of $170,000 (the “Start Date Bonus”).

The term of the Fitzmaurice Employment Agreement is through June 30, 2021. However, in the event of a termination without Cause, for Good Reason or due to death or disability prior to the end of the term (and not within 24 months following a Change in Control), each as defined in the Fitzmaurice Employment Agreement, Fitzmaurice will be entitled to receive the following, in addition to any accrued salary, incentive payments or benefits: (1) 1 times the sum of Fitzmaurice’s annual base salary and annual STIP award, payable in equal monthly installments for a period of 12 months; (2) a prorated portion of the STIP award for the year of termination calculated based on actual performance; (3) continued health benefits for up to 12 months; (4) immediate vesting of the inducement awards (with the performance share portion vesting at target if the performance period has not yet ended); and (5) the immediate vesting of any restricted shares, stock options, or other equity-based awards or benefits granted in 2018 that are unvested. In the event of a termination of Fitzmaurice without Cause or for Good Reason within 24 months following a Change in Control (as defined in the Fitzmaurice Employment Agreement), the Fitzmaurice Employment Agreement provides that Fitzmaurice will be entitled to receive the following, in addition to any accrued salary, incentive payments or benefits: (1) 1.5 times the sum of Fitzmaurice annual base salary and annual STIP award, payable in equal monthly installments for a period of up to 18 months; (2) a prorated portion of the STIP award for the year of termination; (3) continued health benefits for 18 months; (4) immediate vesting of the inducement awards (with the performance share portion vesting at target if the performance period has not yet ended); and (5) the immediate vesting of any restricted shares, stock options, or other equity-based awards or benefits that are unvested (except that performance awards with respect to performance periods that have not ended will be forfeited). Fitzmaurice’s right to receive the foregoing is conditioned upon his execution of a general release of claims, which becomes irrevocable, for the benefit of the Trust. In the event of a termination of Fitzmaurice’s employment for Cause or by Fitzmaurice without Good Reason prior to the first anniversary of the Fitzmaurice Start Date, the Start Date Bonus must be repaid by Fitzmaurice.

During employment and thereafter, Fitzmaurice is subject to confidentiality and non-disparagement obligations. During employment and for 12 months after the termination of employment, Fitzmaurice is subject to non-competition obligations. During employment and for 24 months after the termination of employment, Fitzmaurice is subject to non-solicitation obligations.

A copy of the Fitzmaurice Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description of the material terms of the Fitzmaurice Employment Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between the Trust and Michael Fitzmaurice, dated as of June 2, 2018
99.1	Press Release dated June 15, 2018 Announcing the Selection of Michael Fitzmaurice as New Chief Financial Officer

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: June 15, 2018	By: /s/ Raymond J. Merk
Raymond J. Merk
Chief Accounting Officer

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